UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: January 28, 2025
(Date of earliest event reported)

Community West Bancshares
(Exact name of registrant as specified in its charter)

CA (State or other jurisdiction of incorporation)	000-31977 (Commission File Number)	77-0539125 (IRS Employer Identification Number)

7100 N. Financial Dr., Ste. 101, Fresno, CA (Address of principal executive offices)		93720 (Zip Code)
559-298-1775 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Common Stock, no par value	CWBC	NASDAQ
(Title of Each Class)	(Trading Symbol)	(Name of Each Exchange on which Registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

    Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers

Employment Agreements

On January 30, 2025, Central Valley Community Bancorp (the “Company”), and its wholly owned bank subsidiary, Central Valley Community Bank (the “Bank”), entered into six employment agreements with the following executive officers of the Company and the Bank, with the following titles and compensation (which may be increased from time to time). These employment agreements supersede and replace in their entirety prior employment agreements that these individuals had with the Company or the Bank, as applicable:

Name	Title	Salary	Incentive Bonus
Dawn M. Cagle	Chief Human Resources Officer	$220,000	25%
James J. Kim	Chief Executive Officer	$625,000	60%
Blaine C. Lauhon	Chief Operating Officer	$310,000	45%
Shannon R. Livingston	Chief Financial Officer	$350,000	50%
Jeffrey M. Martin	Chief Banking Officer	$310,000	40%
Timothy J. Stronks	Chief Risk Officer	$320,000	20%

All of the executive employment agreements provide for substantially similar terms. In addition to the salaries listed above, each executive officer is eligible to benefit and participate in deferred compensation plans and receive an annual incentive bonus under the Company’s Senior Management Incentive Plan, which provides for an annual incentive bonus with a target amount as a percentage of the executive officer’s base salary as set forth above. Each executive officer will be provided with a company automobile or an automobile allowance set forth in each employment agreement. Additionally, the executive officers will receive paid vacation and restricted shares of Company common stock based on each executive officer’s base salary.

Under the executive employment agreements, the executive officer’s employment may be terminated for “cause” (as defined in the employment agreements). In the event that the executive officer’s employment is terminated within 12 months following a “change in control” (as defined in the employment agreements) by the Company or the Bank or their respective successors, as applicable, without cause or is terminated by the executive officer for “good reason” (as defined in the employment agreements), the executive will be entitled to a lump sum payment equal to the average monthly total cash compensation paid to the executive during the most recent three previous years of employment (or a shorter period if less than three years) (“average monthly cash compensation”) multiplied by 18 (or, with respect to Mr. Kim, 24). Under the employment agreements, the executive may terminate the agreement for good reason. If the employer terminates the employment agreement without cause or the executive terminates the employment agreement for good reason (provided there has not been a change in control within the preceding 12 months), then the executive will be entitled to monthly payments equal to the average monthly cash compensation for 12 months (or until the executive obtains comparable employment as defined in the employment agreements, if earlier). Payment of any severance payment under any employment agreement is subject to the executive officer’s execution and delivery to the Bank or the Company of a severance and release agreement.

All executive employment agreements mandate that each executive officer protect specific confidential information (as defined in the employment agreements). Furthermore, each executive officer must refrain from competing with any member of the “employer group” (as defined in the employment agreements) during the term of his or her employment and for one year following the termination of their employment must refrain from using confidential information to solicit any employee of any member of the employer group.

The employment agreements for each executive officer are filed as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6 to this Form 8-K, respectively, and are incorporated by reference herein.

Salary Continuation Agreements and Split Dollar Life Insurance Agreement

On January 30, 2025, the Bank entered into a Salary Continuation Agreement with Ms. Livingston (the “Salary Continuation Agreement”). The Salary Continuation Agreement provides Ms. Livingston with a $125,000 annual payment (subject to a 3% increase each year) for 15 years after her separation from service from the Bank, other than due to Ms. Livingston’s death or disability, after Ms. Livingston turns 62. If Ms. Livingston’s service with the Bank ends before she turns 62 or if she experiences a disability, she would receive, in lieu of the payment described above, the amount of such benefit that would be accrued by the Bank under GAAP prior to Ms. Livingston’s separation from service. The benefit would be paid in 180 monthly installments, subject to a 3% increase each year. The Salary Continuation Agreement also provides for payment of a lump sum, equal to the present value of the benefit Ms. Livingston would have received upon a separation from service after she turns 62, in the event of a change of control of the Bank. The Salary Continuation Agreement is subject to restrictive covenants.

On January 30, 2025, the Bank also entered into a Split Dollar Life Insurance Agreement with Ms. Livingston (the “Split Dollar Agreement”). The Bank has a universal life insurance policy insuring Ms. Livingston and is the owner of the policy. Under the Split Dollar Agreement, the Bank and Ms. Livingston agree to a division of death benefits under the life insurance policy. The Split Dollar Agreement provides that Ms. Livingston’s designated beneficiary is entitled at Ms. Livingston’s death to receive life insurance proceeds:

•If Ms. Livingston dies prior to a separation from service with the Bank, in an amount equal to the lesser of (i) the present value of a 15-year stream of payments of the normal retirement benefit described in Ms. Livingston’s Salary Continuation Agreement, or (ii) the total death proceeds of the policy minus the greater of (A) the policy’s cash surrender value or (B) the aggregate premiums paid on the policy by the Bank.
•If Ms. Livingston dies after a separation from service with the Bank, in an amount equal to the lesser of (i) the amount accrued on the Bank’s books with respect to the benefits provided under Ms. Livingston’s Salary Continuation Agreement, or (ii) the total death proceeds of the policy minus the greater of (A) the policy’s cash surrender value or (B) the aggregate premiums paid on the policy by the Bank.

The Bank is entitled to any insurance policy death benefits remaining after payment to Ms. Livingston’s beneficiary.

On January 30, 2025, the Bank entered into an amendment to Mr. Kim’s existing Executive Salary Continuation Agreement dated April 1, 2020 (the “Amendment”). The Amendment modifies Mr. Kim’s existing agreement by (a) providing that an early termination benefit is payable upon Mr. Kim’s termination other than for cause at any time prior to March 1, 2038, and (b) providing that the benefit payable to Mr. Kim in that instance would be equal to the amount that would be accrued by the Bank under GAAP for the Bank’s obligation under the agreement prior to Mr. Kim’s separation from service. The benefit would be paid in 180 monthly installments, subject to a 3% increase each year.

The Salary Continuation Agreement, the Split Dollar Agreement and the Amendment are filed as Exhibits 10.7, 10.8 and 10.9 to this Form 8-K, respectively, and are incorporated by reference herein.

Resignation of Officer

On January 28, 2025, after nearly five years of service as the Bank’s Chief Credit Officer, Patrick A. Luis notified the Bank of his decision to resign from his position with the Bank, effective February 28, 2025. Mr. Luis’s resignation was not the result of a disagreement with the Company or the Bank on any matter relating to the Company’s or the Bank’s operations, policies, or practices.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

10.1	Employment Agreement between Community West Bank and Dawn M. Cagle, dated January 30, 2025.
10.2	Employment Agreement among Community West Bancshares, Community West Bank, and James J. Kim, dated January 30, 2025.
10.3	Employment Agreement between Community West Bank and Blaine C. Lauhon, dated January 30, 2025.
10.4	Employment Agreement among Community West Bancshares, Community West Bank, and Shannon R. Livingston, dated January 30, 2025.
10.5	Employment Agreement between Community West Bank and Jeffrey M. Martin, dated January 30, 2025.
10.6	Employment Agreement between Community West Bank and Timothy J. Stronks, dated January 30, 2025.
10.7	Salary Continuation Agreement by and between Community West Bank and Shannon R. Livingston, dated January 30, 2025.
10.8	Split Dollar Life Insurance Agreement by and between Community West Bank and Shannon R. Livingston, dated January 30, 2025.
10.9	First Amendment to Amended Executive Salary Continuation Agreement by and between Community West Bank and James J. Kim, dated January 30, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	January 31, 2025	COMMUNITY WEST BANCSHARES By: /s/ Shannon R. Livingston Shannon R. Livingston Executive Vice President and Chief Financial Officer